CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Catalyst Funds and to the use of our report dated August 3, 2007, incorporated in this Registration Statement by reference, included in the June 30, 2007 Annual Report to the Shareholders.  We also consent to the references of our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 20, 2007